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PLURALSIGHT, INC.

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Regarding the Pluralsight / Vista Transaction Compelling, Certain Value for Shareholders Compiled Investor Presentation Materials February 2021

Table of Contents 1 Executive Summary 2 Pluralsight / Vista Transaction Delivers Compelling, Certain Value to Shareholders 3 Robust Transaction Process with Strong Governance Protections for Shareholders 4 Eminence’s Claims Regarding Value are Unsubstantiated 5 Challenging Market Context 6 Conclusion

Executive Summary

The Pluralsight / Vista Transaction Delivers Compelling Value to Shareholders

Robust, Independent Process Resulted in Superior Value to Standalone Plan

Compelling, certain value for shareholders

- Offers immediate cash value to Pluralsight shareholders at a significant premium, not subject to execution risk and challenges of standalone plan
- 9.2x and 8.1x the last 12 months' (LTM) and next 12 months' (NTM) revenue
  - Well above median of relevant precedent M&A transactions
  - Among highest multiples on Rule of 40 (growth and profit) basis
  - Among highest multiples paid for public SaaS company by private equity acquiror
- 26% and 25% premia to undisturbed price and 30-day VWAP prior to announcement of transaction, respectively

Challenging market context

- Competes in highly competitive, rapidly evolving and fragmented market
- Modest barriers to entry and low switching costs relative to broader enterprise software sector
- Emergence of new, highly capitalized competition and free / ad-supported offerings (e.g. leveraging YouTube, GitHub and similar platforms) have accelerated competitive pressure
- Competitive pressure has led to lower retention, higher S&M spending and slowing growth
- Headwinds have had a persistent impact on our valuation
  - Have traded at a material (~2x) discount to relevant peers
  - Stock has traded down after 8 of our last 10 quarterly earnings releases (averaging -6%)
- M&A has been and will be required to support growth; company has executed 11 M&A transactions representing aggregate price of ~$425M over past 8 years, which is expected to accelerate in the coming years
- Ongoing need for M&A introduces execution risk and risk of dilution to shareholders; access to lower cost debt capital is limited due to FCF profile and overhang of existing convertible debt

PLURALSIGHT
4

The Pluralsight / Vista Transaction Delivers Compelling Value to Shareholders Robust, Independent Process Resulted in Superior Value to Standalone Plan Robust transaction process Strong governance protections for shareholders Comprehensive review of strategic options, including remaining standalone Engaged with 14 parties (6 strategic acquirers and 8 financial sponsors) representing those with industry focus and sufficient capital to pursue the Pluralsight opportunity; 12 parties signed confidentiality agreements Parties were instructed to offer indications on a gross basis, excluding the TRA, to ensure equal treatment of bids Vista was only party to submit a firm proposal Negotiated 23% increase from Vista’s initial offer Negotiated 70% reduction in TRA liability, leading to ~$1.80 per share increase in value to Pluralsight shareholders Process led by fully-independent Transaction Committee not party to TRA Transaction Committee was fully-empowered to oversee and direct process, with ability to say “No” Conditioned on a “majority of the minority” approval, requiring the support of a majority of shareholders not party to TRA (and independent from management) Vote the WHITE card in support of the Pluralsight transaction to secure compelling, certain value for your investment

The Pluralsight / Vista Transaction Delivers Compelling, Certain Value… Eminence Offers Unsubstantiated Claims Eminence asserts unrealistic valuations for Pluralsight that are based on misleading, cherry-picked analyses and are unsupported by the market, precedent M&A and our competitive process Supports Claims by Eminence Relevant Public Comparables Historical Discount to Public Comparables Relevant Precedent Transactions Private Equity Interest Strategic Parties Interest

Proxy Advisory Services Conducted Flawed and Incomplete Analyses and Reached Wrong Conclusions Analyses Regarding Value Are Either Flawed or Not Conducted Do Not Incorporate Risks of Standalone Prospects Unjustifiably Diminish Credibility and Extent of Robust and Independent Process ISS agrees that the multiples paid in precedent transactions supports the value of the PS transaction, but attempts to support its recommendation by relying on flawed analyses of public comparables ISS incorrectly uses gross margin as a key criteria to select comparables, overlooking PS’s lower sales efficiency relative to the broader enterprise software sector that make operating or LFCF margin the relevant metric ISS compounds its error in peer selection by declining to apply widely used Rule of 40 to adjust for growth and profitability of peers – resulting in both a higher multiple and lower historical discount to support an elevated “standalone” range Glass Lewis fails to conduct any independent financial analysis and instead relies entirely on those of Eminence and Akaris Glass Lewis does not account for differences in growth and profitability of precedent transactions cherry-picked by Eminence, which yield a median Rule of 401 multiple of 0.34, 37% lower than 0.54x multiple of PS transaction; does not even conduct basic analysis of EV/NTM revenue multiple for Akaris’ precedent transactions, which yield a 6.9x median multiple, 15% lower than 8.1x multiple of Pluralsight transaction Glass Lewis references average 15.1x EV/NTM revenue of Eminences cherry-picked public comparables, disregarding that these companies have a higher growth and margin profile and PS has historically traded at a 8x discount to them Do not critically analyze the arguments of Eminence in the face of the consistent, multi-year trend of decreasing analyst confidence and adverse market reaction to Pluralsight’s financial performance and guidance Seriously underestimate market challenges facing Pluralsight, including modest barriers to entry, low switching costs and well-capitalized competitors that have contributed to Pluralsight’s persistent discount relative to peers Disregard clear, factual evidence of structural challenges, including decelerating billings/revenue growth, high customer acquisition costs, pricing pressure ISS presents contradictory conclusions that transaction provides greater certainty relative to PS share price volatility while speculating limited downside if deal is voted down Incorrectly claim that process favored Vista; all parties in discussions were provided same instructions to offer indications on a gross basis that excluded TRA, putting them all on a level playing field ISS disregards depth and breadth of directors’ relevant professional experience as senior executives at leading tech and financial firms, as well as the results they delivered in negotiating additional value for shareholders (1) Calculated as Enterprise Value / NTM Revenue / (NTM Revenue Growth + NTM Levered Free Cash Flow Margin)

Pluralsight / Vista Transaction Delivers Compelling, Certain Value to Shareholders

A Compelling Valuation and Premium Achieved for Shareholders A Highly Compelling Deal for Shareholders ï,§ High end of valuation metrics and represents significant premia to multiple valuation benchmarks ï,§ 2nd highest NTM and LTM revenue multiple paid for public SaaS company by private equity acquiror at time of deal announcement1 ï,§ Highest growth and margin adjusted NTM revenue multiple paid for public SaaS company by a private equity acquiror and 3rd highest all time1 KEY FACTS 26% Premium to undisturbed closing price on 11/9/20 25% Premium to 30-day VWAP prior to announcement of transaction 9.2x LTM Revenue 8.1x NTM Revenue 0.54x Rule of 40 1 Based on transactions greater than or equal to $1 Billion.

Compelling Value Compared to Precedent Transactions LTM REVENUE MULTIPLE ENTERPRISE VALUE / REVENUE MULTIPLE 9.2x 7.9x 7.5x Pluralsight Peer Median Peer Median (Sponsor Txn) NTM REVENUE MULTIPLE ENTERPRISE VALUE / REVENUE MULTIPLE (1) 8.1x 6.6x 6.5x Pluralsight Peer Median Peer Median (Sponsor Txn) NTM RULE OF 40 MULTIPLE ENTERPRISE VALUE / REVENUE / (REVENUE GROWTH + LFCF MARGIN)(1)(2) 0.54x 0.26x 0.25x Pluralsight Peer Median Peer Median (Sponsor Txn) Sources: Company press releases, Company filings, 451 Group, CapitalIQ, FactSet and Wall Street research. Note: Full detail on page 25. 1. NTM revenue based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement. NTM revenue growth based on NTM revenue and the revenue from the last completed twelve-month (LTM) period with public filings as of transaction announcement. 2. Levered free cash flow based on cash flow from operations less capital expenditures. NTM LFCF margin based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement.

The Transaction Delivers Material Premia to Shareholders Vista Deal Price: $20.26 per Share $16.10 Premium: 26% $16.23 Premium: 25% 30-Day VWAP Nov. 9 (closing share price before transaction rumors) Share Price ran up ~18% from first transaction rumors to announcement date (12% relative to NASDAQ)

Robust Transaction Process with Strong Governance Protections for Shareholders

Pluralsight Ran a Robust Process, Overseen and Directed by the Independent Transaction Committee Transaction Committee established to execute comprehensive process to review strategic alternatives, including remaining standalone public company month review process potentially interested parties entered meetings held by the financial and strategic confidentiality agreements Transaction Committee parties engaged during process 1 23% 70% firm offer received, price increase negotiated from reduction negotiated in TRA from Vista Vista’s original offer payments inbound indications of interest inbound competing bids following initial publication of following announcement rumors (in Betaville) Independent directors who were not beneficiaries of TRA Fully empowered to oversee review process and say “no” Board agreed not to engage in transaction unless approved or recommended by Transaction Committee

Significant Increase in Final Price for Shareholders from the Initial Offer 23% PRICE INCREASE FROM INITIAL OFFER $18.46 $17.75 $16.50 Nov. 6 Nov. 11 Nov. 17 Transaction Transaction Transaction Committee requested Committee requested a higher Committee determined it would higher proposal from proposal from Vista, and not support a transaction with Vista and sought to re-engage 2 continued discussions with 2 other Vista unless TRA liability was other bidders parties; also began TRA reduced by $290M, and such negotiations value was applied to shareholders $20.26 Dec. 13 Deal Announced

The Amended TRA Represents a Significant Benefit to Shareholders ï,§ $290M reduction in liability of TRA, which is a contractual, debt-like, obligation of Pluralsight, was successfully negotiated to direct benefit of shareholders ï,§ This amount, which would otherwise have been payable to TRA beneficiaries, resulted in dollar-for-dollar increase in consideration paid to shareholders ï,§ Negotiated reduction in TRA value equates to increase in per-share amount payable in the transaction of ~$1.80 per share 70% REDUCTION $417M $127M Contracted Negotiated

Pluralsight’s Independent Transaction Committee Led the Process ï,§ Transaction Committee members were: — Independent of management — Independent of Vista and prior sponsor owners — Not party to TRA ï,§ Board delegated to Transaction Committee, to fullest extent permitted under Delaware law, the power and authority to lead the process, including TRA negotiations ï,§ Transaction Committee had to approve any transaction before it could be voted on by the Pluralsight Board ï,§ Transaction Committee delivered 23% increase in value to shareholders over course of process by negotiating increases in offer from Vista, and pushing for significant (70%) reduction in TRA liability BONITA C. STEWART Vice President, Global Partnerships, Google, Inc. ï,§ 20+ years of experience in digital transformation across multiple industries ï,§ Senior management experience at Google, Chrysler and IBM ï,§ Founder of two companies LEAH JOHNSON Chief Communications, Marketing & Advocacy Officer, Lincoln Center for the Performing Arts; Former SVP, Citigroup ï,§ Decades of experience advising CEOs and political campaigns on strategic communications ï,§ ~10 years experience as Chief Communications Officer at Citigroup

CEO, Founder and Largest Shareholder is Aligned with our Public Investors and Supportive of the Transaction ï,§ Aaron Skonnard, our CEO, co-founded Pluralsight in 2004 ï,§ He currently holds 15.5 million shares (approximately 10% of outstanding shares), making him the largest shareholder in Pluralsight ï,§ Aaron’s interests are overwhelmingly aligned with those of our public shareholders — Investment in Pluralsight represents the majority of his net worth — Value to be received for his shares far exceeds the value Aaron is receiving as a beneficiary of the TRA (and which he would potentially realize over time if the company pursued a standalone strategy); Aaron was fully supportive of the $290M reduction of payments to TRA beneficiaries ï,§ Aaron has had no discussions with Vista relating to his employment with or equity in the company post-transaction — No agreement or understanding regarding a future role with the company — No agreement or understanding regarding any go-forward equity or incentive equity

Eminence’s Claims Regarding Value are Unsubstantiated

The Public Markets Do Not Support Eminence’s View Eminence’s “Peer” Selection is Clearly Misleading, Pluralsight Has Traded at a Significant Discount to Relevant Peers, and the Discount Has Been Persistent (Not Temporary) EV / NTM EV / NTM Revenue Multiple Revenue Historically Pluralsight has traded at a ~2x Current Avg. Average @ Undisturbed Eminence 20.0x Since IPO 2-Year Since 8/1/19 1-Year 11/9/20 discount to relevant peers Peers Pluralsight 5.9x 5.6x 4.9x 5.1x 4.9x Peers 18.6x Prem. / (Merger Proxy) (1.0x) (1.4x) (1.9x) (1.9x) (2.2x) 18.0x Eminence “peers” clearly misleading – Pluralsight (Disc.) to: Peers has traded at a massive 8-10x discount (Eminence) (6.3x) (7.4x) (8.3x) (8.8x) (10.0x) 16.0x 14.0x 12.0x 10.0x Merger Proxy Peers 8.0x 9.1x Pluralsight 6.0x Txn: 8.1x 4.0x Undisturbed: “…temporary disruption from a sales force The Facts: Pluralsight began trading at a persistent discount to Eminence’s “peers” shortly 2.0x 4.9x execution issue in 2019 and COVID 2020 leaves the after IPO, reflecting business model differences (modest barriers to entry / low switching company trading at a significant discount to peers and costs) and significantly different growth / profitability profiles (Eminence “peers” Rule of 40 0.0x its long-term potential.” Eminence 2/8/21* metric 60%+ that of PS) May-18 Aug-18 Nov-18 Feb-19 May-19 Aug-19 Nov-19 Feb-20 May-20 Aug-20 Nov-20 Source: FactSet as of February 11, 2021. Note: Permission to use quotations neither sought nor obtained; bold emphasis added.

Relevant Precedent Transactions Support Compelling, Certain Value of Pluralsight / Vista Transaction Transaction Above Median of Relevant Precedents Transaction Above Median of All Precedents – Even Eminence’s Cherry-on a Revenue Multiple Basis picked – on a Growth & Profitability Adjusted Basis (EV / NTM Revenue) (EV / NTM Revenue / NTM Rule of 40(1)) Pluralsight / Vista 29.0x Transaction Eminence’s cherry-picked, less relevant set of precedent transactions (see p.5) fail to account for PS’s lower growth and profitability 0.98x $20.26 / share 8.1x NTM Rev. 0.54x NTM Rule of 40 Eminence Assertion 11.5x 10.9x Max ($29 / share) 0.55x 0.55x 0.55x 8.4x 8.4x 6.6x 6.9x 0.37x 6.5x 0.34x Median Transaction Price 0.26x 6.7x 6.7x 0.25x 0.25x 0 .25x Min 3.2x 2.3x 0.09x 0.09x Pluralsight Pluralsight Eminence Akaris Pluralsight Pluralsight Eminence Akaris Merger Proxy Merger Proxy Comparable Comparable Merger Proxy Merger Proxy Comparable Comparable (All) (Sponsors) Transactions Transactions (All) (Sponsors) Transactions Transactions Source: Company Filings, FactSet, Capital IQ, 451 Research. 1. Rule of 40 defined as revenue growth + LFCF margin. LFCF margin defined as cashflow from operations less capital expenditures.

Eminence Cherry-picks Less Relevant Precedent Transactions With Higher Growth and Greater Profitability

Eminence Precedent Transactions[1]

- To arrive at its $29 / share claim (and 11.5x EV/NTM revenue multiple), Eminence cherry-picks precedent transactions involving companies with fundamentally different business models, growth and profitability profiles
- Investors measure the balance of growth and profitability in enterprise SaaS companies using the "Rule of 40" metric
- Eminence's suggested deals represent an **average Rule of 40 of 30% - double that of Pluralsight at 15%**
  - 7 of 9 are growing significantly (>5%) faster than Pluralsight
  - 5 of 9 are meaningfully cash flow positive

Eminence's Cherry-picked Transactions Have a "Rule of 40" Metric Double that of Pluralsight – Adjusting for Growth & Profitability to Account for This Disparity Places Pluralsight as the 2nd Highest Multiple, Behind Only Slack

NTM Rule of 40 Multiple
(Enterprise Value / Revenue / (Revenue Growth + LFCF Margin)[2][3]



0.54x
0.98x
0.46x
0.38x
0.35x
0.33x
0.30x
0.28x
0.25x
NA(4)
Median:
0.34x
Pluralsight
Slack
MINDBODY
MuleSoft
SendGrid
Tableau
Callidus Software
Apptio
Ultimate Software
Ellie Mae (ICE)

	Pluralsight	Rule of 40 Metric	Slack	MINDBODY	MuleSoft	SendGrid	Tableau	Callidus Software	Apptio	Ultimate Software	Ellie Mae (ICE)
NTM REV. GROWTH	14%	15% / 30% avg.	29%	17%	39%	24%	20%	19%	16%	20%	30%
NTM FCF MARGIN	1%		0%	(2%)	2%	8%	12%	9%	10%	14%	–

Sources: Company press releases, Company filings, 451 Group, CapitalIQ, FactSet and Wall Street research.

1. From Eminence presentation dated February 8, 2021.
2. NTM revenue based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement. NTM revenue growth based on NTM revenue and the revenue from the last completed twelve-month (LTM) period with public filings as of transaction announcement.
3. Levered free cash flow based on cash flow from operations less capital expenditures. NTM LFCF margin based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement.
4. Lack of NTM levered free cash flow estimates due to private transaction.

PLURALSIGHT

21

Eminence's Claim That Performance is "Inflecting" at "Cyclically Trough Levels" Omits Broadly Understood Timing Impact of PS Live

Sell-side analysts recognize the one-time acceleration of billings pushing PS Live into Q4… why couldn't Eminence?

"

*[…] **billings had grown by 47% in October 2020**. Second, typically month 1 of a quarter accounts for around 15% of billings in that quarter. Month 2 and 3 together account for 85%, and month 3 alone accounts for c.60% of billings. Putting all this together it appears that for the bulk of 4Q, billings actually grew by c.13%. **This suggests that the 4Q likely benefitted from a positive one-off in October rather than a sustained material improvement in the underlying demand scenario***

– Citi, 2/2/21

*Notably, 2H20 billings ended up being about as expected prior to PS reporting 3Q20 shortfall **(which we believe was impacted by PS Live client conference falling later in calendar year 2020).***

– Baird, 2/1/21

*Business billings grew 18% year-over-year (up from 10% last quarter), **likely supported by the timing of Pluralsight's user conference** (was held in the third quarter in 2019, compared with the fourth quarter in 2020)*

– William Blair, 2/10/21

*…it looks like **deals that slipped in 3Q20 subsequently closed in 4Q20***

– Raymond James, 2/1/21

"

PLURALSIGHT

Note: Permission to use quotations neither sought nor obtained; **bold** emphasis added.

22

Eminence's Valuations are Misleading and Not Tethered to Reality

Eminence claims Pluralsight should be worth $29 or even $53 per share – if that's true, then:

Why did our robust process not result in a higher bid?

- Aside from Vista, why did *none of the 14* sophisticated strategic acquirers and financial sponsors who engaged with us make a formal bid?
- Why did the one other party providing an informal view on value indicate that it could not reach a gross value for Pluralsight above $20 per share (assuming no TRA) – *5% below the gross per share value offered by Vista?*
- Why would none of those parties take the opportunity to capture such a massive valuation gap?
- And why did no other market participant seek to capture that massive valuation gap during the 3 months after deal rumors surfaced and the 2 months after deal announcement by making a topping bid?

Why does the stock market not share Eminence's view of standalone value?

- Since Q2'19, we have consistently traded at a *~2x discount to our peers*
- Our 30-day VWAP before deal signing was $16.23
- On the day before deal rumors surfaced, our stock traded at $16.10

Why do relevant precedent transactions not support higher values?

- The Vista transaction multiple is at a *premium to precedent transactions*
- *Third highest on "Rule of 40" basis* and the *second highest among financial sponsor transactions*

How does Eminence justify its fanciful valuations?

- It uses a cherry-picked set of public "comparables" – despite the fact that we have traded at an *8-10x discount* to those peers
- It uses a cherry-picked set of "comparable" transactions – despite the fact that they imply a *Rule of 40 metric **double*** ours

PLURALSIGHT

23

Challenging Market Context

Pluralsight Faces Significant Challenges in its Long-Term Prospects ï,§ Competes in highly competitive, rapidly USER-GENERATED evolving professional skill development market KEY FACTSï,§ Emergence of new, highly capitalized Competition has competitors has accelerated competitive increased from some of pressure the largest technology companies in the world ï,§ Modest barriers to entry and low switching ONLINE TRAINING Experiencing customer costs relative to broader enterprise software churn, pricing pressure sector and increasin g customer acquisition costs ï,§ Discretionary nature of services creates significant volatility based on changes in Billings and revenue customer budgets and timing; Pluralsight is growth have declined highly susceptible to changes in market conditions Wall Street analysts’ growth forecasts for ï,§ Continued evolution of free video tutorial CLASSROOM Pluralsight consistently declining options from user-generated communities has over time elevated pricing pressure 25

Pluralsight Has Experienced Significant Competitive Challenges Since 2019

We Have Taken the Initiative to Address Many of These Issues But a Return to Attractive Growth Will Require Significant Incremental Investment

PLURALSIGHT'S GO-TO-MARKET CHALLENGES

*"**…rough quarter highlighted by weaker B2B billings performance following shocking sales execution issues.** Importantly the company is implementing new go to market strategies to get billings back on track…"*

– SunTrust, 8/1/19

Q2'2019 Billings missed street expectations by (9%) and stock price fell by **40%**

OUR RESPONSE

Following this, Pluralsight took significant steps to address these challenges, including:

Reorganization of sales team
– New CRO, significant ramp in sales headcount

Increased investment in sales & marketing efforts
– Robust S&M investment compared to peers

Acceleration of inorganic growth initiatives
– Acquired GitPrime, DevelopIntelligence, etc.

WHERE WE ARE RIGHT NOW

- Changes to sales and marketing process are substantially complete
- COVID-19 impact has lessened

HOWEVER

- Revenue growth remains below 20%
- Annual billings growth expectations remain in low teens
- Sales efficiency is at low end of peers
- Company remains unprofitable

WHAT WE STILL NEED TO DO

- Accelerate inorganic growth initiatives
- Continued investment in the product
- Continued investment in GTM efforts

PLURALSIGHT

Source: Mean consensus estimates per FactSet.
Note: Permission to use quotation neither sought nor obtained.

26

Competitive Headwinds Have Made it More Difficult and Expensive to Secure and Retain Customers

ANALYST OBSERVATIONS

"[R]isks are accentuated by a fairly crowded market which includes alternatives such as – instructor-led training, LMS, MOOCs, and free resources."

– Citi, 11/6/20

"Heightened competitive landscape has resulted in added churn for small business customers in 3Q as clients opted for lower cost alternatives"

– Piper Sandler, 11/6/20

"[I]ncreased (implied) pricing pressure from LinkedIn within the broader Microsoft (MSFT, Not Rated) enterprise relationships. … Additionally, we continue to hear about buying decision contemplating vendor consolidation to include general learning courses and HR-centric capabilities, limiting the ability of PS to lean heavily on its tech chops to win new deals…"

– BTIG, 12/14/20

"Technology has been evolving at a rapid rate, and as a result many of Pluralsight's courses need to be constantly refreshed with new content. If current authors are not able to adequately keep up with the speed of innovation, then users on the platform may look to competing solutions… There are also relatively low switching costs for a company that wanted to go to a competing solution."

– Raymond James, 2/1/21

LTM DOLLAR-BASED NET RETENTION RATES



125%
127%
128%
128%
126%
120%
120%
120%
118%
113%
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20

LTM S&M EXPENSES AS A % OF REVENUE BENCHMARK VS PEERS



54%
52%
51%
50%
47%
38%
38%
32%
29%
23%
21%
19%
19%
18%
18%
Domo
Pluralsight
Tenable
PagerDuty
New Relic
Proofpoint
Medallia
Box
Cornerstone OnDemand
Paylocity
Dropbox
Model N
Appfolio
Qualys
RealPage

PROJECTED SALES INVESTMENT PER $ OF REVENUE (LTM S&M EXPENSES / PROJECTED INCREASE IN NTM REVENUES)



$5.61
$3.96
$3.78
$3.65
$3.17
$3.06
$2.84
$2.47
$2.10
$1.87
$1.84
$1.51
$1.49
$1.47
$1.43
New Relic
Box
Domo
Pluralsight
Proofpoint
Model N
Tenable
Medallia
PagerDuty
Appfolio
Dropbox
RealPage
Qualys
Paylocity
Cornerstone OnDemand

PLURALSIGHT

Sources: Company press releases, Company filings, CapitalIQ, FactSet and Wall Street research.
Note: Permission to use quotation neither sought nor obtained.
1. Retention metrics are on B2B Revenues only.

27

Despite Significant Focus on Business Execution, Growth Has Continued to Decline Since the IPO, With Continued Cash Burn BILLINGS GROWTH YOY REVENUE GROWTH YOY 44% 42% 42% 41% 42% 42% 40% 42% 38% 34% 33% 32% 28% 28% 23% 25% 20% 16% 17% 18% 11% 9% Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 Q1’20 Q2’20 Q3’20 Q4’20 * Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 Q1’20 Q2’20 Q3’20 Q4’20 * FREE CASH FLOW $M Does not incorporate M&A spend, which was important in partially offsetting the 5 decline in growth 2 3 (1) (5) (7) (9) (11) (13) (15) (18) * Q2’18 Q3’18 Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 Q 1’20 Q2’20 Q3’20 Q4’20 * Based on midpoint of guidance for Q4’20

The Market Has Not Reacted Favorably to the Growth We Have Been Able to Achieve in the Context of these Market Headwinds

NTM BILLINGS GROWTH ESTIMATES



40%
30%
20%
10%
0%
Apr-19
Jun-19
Aug-19
Oct-19
Dec-19
Feb-20
Apr-20
Jun-20
Aug-20
Oct-20
Dec-20
Feb-21
Market challenges have resulted in a 60% reduction
(from 33% to 13%) in billings growth rate expectations over the past 6 quarters
Prior to Q3 earnings, billings growth was already anticipated to be in the low teens – at Q3 earnings, the Company clearly messaged that timing would result in a weaker Q3 but a stronger Q4
Impact of increased competitive headwinds and need to address sales & marketing process
Continued impact of competitive challenges combined with COVID
13%

	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20
Billings vs Street:	↓ 9%	3%	1%	↓ 8%	4%	↓ 4%	6%
Stock Price Rxn:	↓ 40%	↓ 1%	↓ 9%	↓ 3%	9%	↓ 22%	1%
	"We are surprised by the magnitude of the billings weakness and we expect the stock to be a show me story until investors gain confidence in billings re-acceleration." Sun Trust, 8/1/19	*"Part of that improvement will come on the back of increased sales coverage investment and while that will weigh on 2020 profitability..."* J.P. Morgan, 10/31/19	*"...with numbers failing to move higher, another quarter ahead with very tough comps, and a back-half weighted 2020, we see shares fairly priced at current levels."* Morgan Stanley, 2/13/20	*"Strong sales activity in January and February fell off materially in March owing to COVID-19. This is reflected in 1Q20 overall billings ...meaningfully below expectations."* Sun Trust, 4/29/20	*"...investors are more likely focused on a return to durable ~30% B2B billings growth in the years to come, a level that could prove challenging..."* Morgan Stanley, 7/30/20	*"...billings growth decelerated again...and it appears that the pace of acceleration into 2021 will be more muted than we previously forecast."* J.P. Morgan, 11/6/20	*"'PS' preliminary 4Q20 results include 17-18% billings growth ...4Q20 y/y comp was similar to 3Q20, but 4Q20 likely benefited from PS Live client conference timing at expense of 3Q20."* Baird, 2/1/21

"...[G]iven the strength we see in our pipeline and forecast for Q4, we have confidence in the raised annual revenue and earnings expectations we included in today's earnings release. ... [S]hifting PS LIVE from August to October this year... caused the corresponding timing shift and the benefits from PS Live from Q3 to Q4. ...Our pipeline is strong coming out of a successful PS LIVE, and we are confident that we will achieve our annual goals with another strong Q4, historically by far our best performing quarter of the year." -Pluralsight Q3 Earnings Call, Nov. 6, 2020

PLURALSIGHT

Source: Mean consensus estimates per FactSet
Note: Permission to use quotation neither sought nor obtained.

29

Long-Term Strategic Plan is Highly Dependent on M&A, Which Poses Inherent Risk ï,§ Competing against well-capitalized online competitors, traditional ILT industry and user-generated content ï,§ To stay ahead of competition, Pluralsight must continue to build out product portfolio through acquisitions ï,§ Completed 11 M&A transactions over the past 8 years, spending ~$425M; will need to increase significantly going forward ï,§ Ongoing acquisitions subject to execution risk around integration and product roadmap ï,§ Given the presence of well-capitalized strategic parties and significant private capital, we are likely to face significant competition as we pursue inorganic growth, which reduces certainty and could potentially increase price of M&A ï,§ ~$594M convertible note overhang limits ability to tap lower cost debt markets to fund M&A

Selected Analyst Commentary Regarding the Transaction and Business Dynamics We view this transaction positively for Pluralsight’s long-term trajectory as we believe it is a fair price (96.5% of our previous $21 NTM PT) and the company will be afforded the capital and operational focus to meaningfully accelerate their business. Further, Pluralsight will be able to bolster its overall offering as a private company, and provide it with the optionality to reemerge again as a public company. Notably, Vista’s in-depth software portfolio and broader EdTech experience should be beneficial to PS (Vista’s Ed Tech companies includes PowerSchool, EAB, SirsiDynix). Further, Vista’s cash balance can provide meaningful assistance with larger mergers/acquisitions than the company could have achieved as a public company. – Piper Sandler, 12/14/20 Given Pluralsight’s prior execution challenges and emerging competitive pressures from private competitors, we believe the proposed transaction is a good outcome for shareholders, and enables the Company to focus more on enterprise, reconfigure sales go to market at the SMB level, and to do so out of the public eye. We believe Pluralsight executed a thorough and complete process, which began in late September/early October, and which included participation from 14 strategic and financial parties. – Key Banc, 12/14/20 We note the takeout multiple of 8x EV/NTM revenue is at the higher end of private equity acquisitions of public software companies that we have tracked. – D.A. Davidson, 12/14/20 We estimate the acquisition would represent roughly 9.3x trailing revenue multiple, largely in line with recent software takeout valuations. … Until now we have maintained a Neutral rating on the stock… – BofA, 12/14/20 We note that the purchase price reflects a roughly 8x multiple on our 2021 revenue estimate (above average of sub-20% SaaS growers). […] From a financial performance perspective, the company has had an interesting last 12-18 months. As we’ve mentioned multiple times previously, the company experienced sales execution issues midway through last year and then started to realize stabilization and modest improvement within their go-to-market in subsequent quarters. Unfortunately, Pluralsight was not immune to the impact of the COVID-19 pandemic and experienced weakening demand trends as a result of the uncertain macro environment, which has impacted billings growth rates in recent quarters. In addition to company-specific dynamics and uncertain macro, we believe the company likely saw competitive pressures at the lower end of the markets it was serving. At the upper end of the commercial market and large enterprise landscape, the company maintains a strong competitive presence which Vista is likely to be able to more fully exploit. We think the acquisition by Vista Equity Partners could enable the company to further focus on product development with a longer-term view and lessen the focus on meeting quarterly financial expectations. Given Vista’s scale and access to capital, we would not be surprised to see Pluralsight accelerate its product roadmap, both organically and through acquisitions. – Truist, 12/14/20 Our recent fieldwork has pointed to some increased focus on digital learning mgmt platforms, especially as in-person learning budgets are available, and longer-term plans do not expect a return to classroom training. This paints a more positive picture for the next few years than might have been expected a few months ago, but those conversations are also highlighting the increased (implied) pricing pressure from LinkedIn within the broader Microsoft (MSFT, Not Rated) enterprise relationships. Additionally, we continue to hear about buying decision contemplating vendor consolidation to include general learning courses and HR-centric capabilities, limiting the ability of PS to lean heavily on its tech chops to win new deals. …recent consolidation in the market and ongoing investments at LinkedIn Learning continue to pressure upside. By taking a trip behind the moon and joining forces with Vista’s network of partners and financial resources, provides the company the opportunity to continue to invest in the long-term growth of the company regardless of the short-term macro headwinds of the current environment. – BTIG, 12/1 Note: Permission to use quotation neither sought nor obtained.

Selected Analyst Commentary Regarding the Transaction and Business Dynamics AT DEAL We think this is a good move for the company, as it had run into execution and demand issues in recent quarters. Going private could provide the opportunity for PS to invest in a way to turn the tide on growth, further optimize the B2B business relative to the B2C business, all while not having to worry about the pressure of delivering quarterly results to public shareholders. Takeout multiple below Software/SaaS industry average. The transaction implies ~8x our CY21E revenue which is below the 12x NTM sales the overall software industry and ~18x NTM sales that the SaaS sub-segment are trading at respectively. Here we would note another recent takeout of an education software company was Thoma Bravo’s acquisition of Instructure in December of 2019. That deal is estimated to be valued at ~6x NTM revenue according to Bloomberg consensus numbers. – JP Morgan, 12/14/20 BUT, ONE MONTH PRIOR Lower than anticipated billings growth in the quarter makes us believe that it is going to take longer for top-line metrics to re-accelerate and create the right demand to drive the multiple to the previously utilized 8x. Looking at other companies in our coverage that are going through similar challenges on the top-line including MIME, FEYE, RP, and NEWR, these companies tend to trade at 5-6x revenue, and we believe that Pluralsight would be at the high end of those comparisons. – JP Morgan, 11/6/20 AT DEAL We were relatively surprised by the announcement and the implied transaction multiple (7.7x 2021 EV/sales). While we recognize Pluralsight has faced challenges over the recent quarters, in large part due to the pandemic, we believe the business could be a long-term beneficiary from pandemic-related disruptions – Berenberg, 12/14/20 BUT, ONE MONTH PRIOR Our EV/sales multiples approach yields a value of $17. We apply 5.5x 2021E EV/sales on Pluralsight. This compares to our previous valuation of $27, which was based on applying 8.5x 2021E EV/sales. Our lower price target is primarily driven by lowering the multiple we apply on the business, which we believe is justified given billings growth deceleration and elevated levels of churn seen in Q3 2020. – Berenberg, 11/9/20 Note: Permission to use quotation neither sought nor obtained.

Conclusion

The Pluralsight / Vista Transaction Delivers Compelling Value to Shareholders Robust, Independent Process Resulted in Superior Value to Standalone Plan Compelling, certain value for Robust transaction process shareholders Challenging Strong governance protections for text shareholders Vote the WHITE card in support of the Pluralsight transaction to secure compelling, certain value for your investment If you have any questions or need assistance voting your shares, please contact our proxy solicitor: Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022 Shareholders may call toll free: (877) 687-1866 Banks and Brokers may call collect: (212) 750-5833

Appendix

Eminence and Akaris' Analysis is Flawed and Misleading

	EMINENCE & AKARIS' CLAIMS	THE FACTS
PREMIUM	• "Represents de Minimus premium" • "[O]nly a 6.7% premium… [to] the last trading day prior to the announcement" • "A 9% discount to the stock's 52-week high of $22.36 on August 5, 2020" • "Only a 1% premium to the first closing price of $20.00 after Pluralsight's IPO on May 17, 2018"	• 26% premium to undisturbed price • Multiple instances of public deal speculation prior to announcement – Pluralsight's stock price increased by 18% from initial speculation to day prior to announcement • References to old stock prices ignore impact of declining growth expectations on Pluralsight's trading price
VALUATION RELATIVE TO PRECEDENT DEALS	• "…Qatalyst seemed to exclude certain transactions that occurred during the time period, such as MuleSoft" • "An acquisition offer of $20.26 per share represents a multiple of only 9.6x enterprise value / LTM recurring sales, a discount to [four Akaris selected sponsor software deals] of 11.3x enterprise value / LTM recurring sales" • "…prior deals were completed at a time when SaaS companies growing <30% annually traded ~8x enterprise value / NTM sales"	• Precedent deals and comparable peers selected based on businesses, scale, growth and profitability • 9.2x NTM and 8.1x LTM revenue multiples attractive relative to relevant precedent deals, and at high end on a Rule of 40 adjusted basis • Salesforce acquired MuleSoft for 15.7x NTM Revenue when growing at 39% with a 2% FCF margin – on a Rule of 40 adjusted basis, MuleSoft's multiple would be 0.38x vs. Pluralsight's 0.54x • Akaris utilized very limited deal comp of four companies; average Rule of 40 adjusted multiple for those deals would have been 0.38x (see page 26)
VALUATION RELATIVE TO COMPARABLE COMPANIES	• "[W]rong comparable companies. Only three of the 21 companies used by the Compensation Committee… were used by Qatalyst in its analysis" • "…[Akaris' EV/Sales vs. Revenue Growth analysis] suggests that an acquisition multiple of 11.5x enterprise value / 2022 recurring sales, which implies $37 per fully diluted share"	• References to broad comp sets also do not take into account the significantly greater barriers to entry and "stickiness" of many enterprise software business models relative to eLearning • "Proxy Comps" never intended to be valuation comps – represent companies we compete with for talent; moreover, they were selected in 2018 from a higher-growth peer group when Pluralsight was growing 30+% • Akaris' trading analysis reflects only revenue growth, not the Rule of 40; moreover, appears to use comp set with ~55% of peers growing above Pluralsight and ~2/3% of the comps trading above line of fit growing faster than Pluralsight
FORWARD OUTLOOK	• "COVID-related considerations and greater work-from-home initiatives have accelerated a pre-existing shift in enterprise educational budgets … towards digital delivery…" • "[I]mmediate total addressable market of $42 billion and 102 million potential global users." • "…[L]egitimate alternative to individuals going back to school and will be able to start taking share in the global eLearning market that is over $300 billion." • "…We Believe Will Accelerate Revenue Growth to 20%+ Soon"	• Market expectations for Pluralsight's growth declined significantly over past 6-7 quarters • COVID has adversely impacted sales, esp. in SMB market, given enterprise educational budgets are discretionary • Despite large TAM, barriers to entry are modest, and there are low switching costs relative to broader enterprise software sector; significant competition from large, well-capitalized competitors and free offerings leveraging ad-based infrastructure (e.g. YouTube, GitHub, etc.) • To reignite growth to 20%+, must expand product offering and enter broader eLearning markets; requires substantial investment including inorganic M&A

PLURALSIGHT

36

Eminence and Akaris' Analysis is Flawed and Misleading (Cont.)

	EMINENCE & AKARIS' CLAIMS	THE FACTS
Q3 / Q4 EARNINGS	• "[T]he Company provided some optically disappointing results and guidance…[a]lthough the Company had moved its annual user conference from the third to the fourth quarter…" • "[T]he Company chose not to disclose [favorable early results in Q4] on the conference call nor explain why they were guiding to +12-13% despite such a strong month."	• The shift in PS Live was known as of May 14, 2020 • The Company made it clear that the weaker performance in Q3 would be offset by a stronger Q4 • A significant portion of bookings occur in the final weeks of a quarter, so announcement of the first month's performance did not impact our guidance • To ensure maximum transparency, the Company pre-released key Q4 metrics on February 1, 2021 – the market reaction was ~1%[1]
BELOW ANALYST LONG-TERM TARGETS	• "Price is below 11 of 14 analyst target prices made recently and prior to the announcement of the merger"	• Akaris falsely states that Berenberg, the first analyst cited and the high end of the range, had a target at $27 per share – in fact, Berenberg reduced its target in November 2020 to $17 per share • Akaris' table is also misleading, as it does not show analysts – from leading brokerages – with price targets below the offer price including BofA ($18 per share), Morgan Stanley ($19 per share), JPMorgan ($20 per share) • In reality, the average long-term analyst price target was approximately $21 per share at the time of the deal and this represented a long-term value, incorporating the risks and uncertainties associated with the standalone
TRANSACTION COMMITTEE	• "The Transaction Committee… was not independent and had little power." • "[A]cknowledged the inadequacy… changed its composition and enhanced its formal power."	• Transaction Committee is experienced, fully-independent and fully-disinterested • Fully empowered to say "No" • Supported by independent legal and financial advisors • Composition was changed when it was determined there was an opportunity to negotiate additional value for shareholders through the TRA
MANAGEMENT PARTICIPATION	• "…Company management, who will divide up the spoils of an artificially low takeover price…"	• Pluralsight management are significant owners of the firm and their interests in maximizing value in this deal are overwhelmingly consistent with that of public shareholders • Pluralsight management has had no discussions with Vista regarding ongoing involvement and/or future participation in the investment
TRA	• "…[P]otential payment may partially explain why nearly all the prospective buyers of the Company never made a formal offer."	• Sophisticated strategic and financial parties understand that there is a potential to negotiate the value of a TRA – as has been the case in precedent deals involving a TRA • In addition to Vista, the one other party provided an indication of interest provided an indication on a gross basis (inclusive of any value to the TRA) that addressed the potential for negotiating a lower value

PLURALSIGHT

1. Market reaction occurred after the announcement of Vista's all-cash acquisition proposal.

37

Summary of Transaction Terms ï,§ $20.26 per Share Considerationï,§ All Cash ï,§ Unanimous approval by the Independent Transaction Committee and the Pluralsight Board ï,§ Majority of voting power of outstanding common stock (as a single class) Approvals ï,§ Conditioned on an approval of a “majority of the minority” provision requiring the support of a majority of shareholders not party to the TRA (and independent from management) ï,§ Customary regulatory approvals ï,§ Record date: January 15, 2021 Timelineï,§ Special meeting date: March 2, 2021

Compelling Value Compared to Relevant Public Software Acquisitions 14.3x 13.2x 12.6x 11.8x 11.2x 10.9x Median (excluding Pluralsight) 7.9x 10.0x 9.8x 9.4x 9.2x 8.8x 8.8x 8.1x 8.1x 8.0x 7.9x 7.8x 7.7x 7.6x 7.5x LTM REVENUE 7.4x 7.0x 6.3x 4.9x 4.3x MULTIPLE 4.2x 4.0x 3.7x 3.5x 3.4x 2.6x ENTERPRISE VALUE / REVENUE MULTIPLE 11.5x 10.9x 10.2x 9.1x 8.9x 8.7x Median (excluding Pluralsight) 6.6x 8.4x 8.3x 8.1x 8.1x 7.8x 7.5x 7.0x 6.9x 6.8x NTM REVENUE 6.7x 6.5x 6.5x 6.5x 6.3x 6.2x 5.9x 5.3x MULTIPLE 4.1x 3.9x 3.6x 3.4x 3.3x 3.2x 3.2x 2.3x ENTERPRISE VALUE / REVENUE MULTIPLE (1) 0.55x 0.54x Median (excluding Pluralsight) 0.46x 0.46x 0.41x 0.37x 0.37x 0.35x 0.34x 0.33x NTM RULE OF 40 0.32x 0.30x 0.30x 0.30x 0.28x 0.26x 0.27x 0.25x 0.25x 0.24x 0.22x 0.21x 0.21x 0.20x 0.18x MULTIPLE 0.18x 0.16x 0.12x 0.11x 0.10x 0.09x 0.09x ENTERPRISE VALUE/ REVENUE / (REVENUE GROWTH + LFCF MARGIN) MULTIPLE (1) (2) Sources: Company press releases, Company filings, 451 Group, CapitalIQ, FactSet and Wall Street research. Note: The transactions used in this comparison were selected based on factors including that they are acquisitions of publicly traded companies in similar lines of business to Pluralsight or that have a similar business model, similar financial performance or other relevant or similar characteristics. 1. NTM revenue based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement. NTM revenue growth based on NTM revenue and the revenue from the last completed twelve-month (LTM) period with public filings as of transaction announcement. 2. Levered free cash flow based on cash flow from operations less capital expenditures. NTM LFCF margin based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement.

Akaris Precedent Transaction Stats

AKARIS SPONSOR TRANSACTIONS[1]

Akaris selected 4 transactions for its comparison – Ellie Mae, Ultimate Software, Mindbody and Apptio; the average multiple of these transactions was estimated by Akaris to be 11.3x EV/LTM revenue, although three of the four were significantly cash flow positive

NTM RULE OF 40 MULTIPLE (ENTERPRISE VALUE / REVENUE / (REVENUE GROWTH + LFCF MARGIN)[2][3]


0.54x
0.55x
0.46x
Median:
0.37x
0.28x
0.25x
Pluralsight
Ellie Mae (Thoma Bravo)
MINDBODY
Apptio
Ultimate Software

	Pluralsight	Ellie Mae (Thoma Bravo)	MINDBODY	Apptio	Ultimate Software
NTM REV. GROWTH	14%	4%	17%	16%	20%
NTM FCF MARGIN	1%	9%	(2%)	10%	14%

PLURALSIGHT

Sources: Company press releases, Company filings, 451 Group, CapitalIQ, FactSet and Wall Street research.

1. From Akaris letter dated December 28, 2020.
2. NTM revenue based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement. NTM revenue growth based on NTM revenue and the revenue from the last completed twelve-month (LTM) period with public filings as of transaction announcement.
3. Levered free cash flow based on cash flow from operations less capital expenditures. NTM LFCF margin based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement.

40

Independent Transaction Committee Led Robust Market-check Process

Earlier

July 31, 2019
Pluralsight announces Q2 earnings

April 29, 2020
Pluralsight announces Q1 earnings

April – May 2020
Initial Board discussions regarding Pluralsight's strategic positioning

July 29, 2020
Pluralsight announces Q2 earnings

2020

September

September 17
Vista indicates interest in an acquisition of Pluralsight

September 24
Full Board receives update regarding Vista's interest; Transaction Committee (TC) formed

September 28-30
- Initial outreach by Pluralsight's financial advisors to 11 potential counterparties (including Vista)
- 10 (including Vista) executed (or were already subject to) and NDA
- 2 strategics declined to proceed

October

Early October
- Management presentations and diligence sessions with 10 interested parties
- 4 remaining strategics and 2 financial sponsors declined to proceed after initial diligence
- 4 financial sponsors remained engaged in the process

October 9
Pluralsight's financial advisor received an unsolicited inquiry from a financial sponsor; the party was included in the process

October 13
TC was modified to be composed of Johnson and Stewart to ensure parties that were both independent of management and had no interest in the TRA

October 14
TC meeting

October 16
1 financial sponsor drops from the process, indicating that it would be difficult to pay a premium; cited concerns regarding slowdown in growth, net dollar retention and pricing pressure

October 18
Remaining 4 sponsors (including Vista) receive process letter or bidding instructions

October 23
1 financial sponsor dropped from process, indicating that it would not be able to pay a meaningful premium; cited concerns regarding growth and competitive position

October 26
Remaining 2 financial sponsors (other than Vista) dropped from process; cited concerns regarding commoditization of content, cost structure, and growth profile

October 27
Vista indicates that it would not submit a proposal until after the U.S. federal elections and Pluralsight's announcement of Q3 earnings

PLURALSIGHT

41

Independent Transaction Committee Led Robust Market-check Process

2020

November

November 2
TC meeting

November 4
- Pluralsight director received unsolicited inquiry from a financial sponsor; the party was included in the process (Party E)
- TC and Board meetings

November 5
Pluralsight announces Q3 earnings

November 6
Vista submits written proposal at $16.50 in cash assuming $406 million TRA payment

November 10
- Initial *Betaville Intelligence* article speculating that Pluralsight was in discussions with Vista
- TC meeting

November 11
- Pluralsight's financial advisors re-contacted 2 dropped bidders; one party declined to submit any expression of interest and the other (Party A) indicated at $20.00 per share assuming $0 TRA payment
- Vista verbally increased offer @ $17.75 per share assuming $406 million TRA payment

November 13
Pluralsight's financial advisors counter to Vista @ $23.00 per share (assuming a $0 TRA payment)

November 13-14
Negotiations with TRA representatives, which offer to reduce TRA payment by 25%

November 16
Party E drops out of process

November 17
- Vista verbally increases offer @ $18.46 per share assuming $406 million TRA payment ($21.05 excluding)
- TC meeting

November 18
- Remaining party (other than Vista) indicates that it would not increase the prior indication @ $20 per share assuming a $0 TRA payment
- TRA representatives agree to a 70% reduction to $127 million
- TC and Board meetings

November 19
Vista provided a final written acquisition proposal at $20.26 per share

November 20
Diligence access provided to Vista co-investors and lenders

November 30
TC and Board meetings

December

December 7
TC update meeting

December 9
Second *Betaville Intelligence* article speculating that Pluralsight was in discussions with Vista

December 10
TC and Board meetings

December 11
Final TC and Board meetings to approve the transaction

December 13
Announcement of the transaction

PLURALSIGHT

42

Forward-Looking Statements; Non-GAAP Reconciliation This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Vista Equity Partners (the “Transaction”), including items considered by the Transaction Committee and our Board of Directors in approving the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Pluralsight for the Transaction or required regulatory approvals are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Pluralsight; and the risks described in the filings that we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on February 25, 2020, and amended on March 2, 2020, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://investors.pluralsight.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. This presentation includes certain non-GAAP financial measures as defined by SEC rules. The non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures set forth on the following page, and not to rely on any single financial measure to evaluate our business.

GAAP to Non-GAAP Reconciliation Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2020 $ Millions High Low GAAP Sales and Marketing Expense 29.5 38.9 41.4 43.9 44.2 50.0 55.8 57.1 62.4 57.8 57.2 —Equity-based compensation (0.5) (4.4) (4.4) (5.0) (6.3) (8.0) (8.7) (7.7) (9.5) (10.9) (10.9) —Amortization of acquired intangible assets (0.2) (0.2) ——(0.0) (0.1) (0.1) (0.1) (0.1) (0.1) —Employer payroll tazes on employee stock transactions ——(0.4) (0.6) (0.5) (0.1) (0.1) (0.5) (0.3) (0.2) —Secondary offering costs — — — — — — -Acquisition-related costs — — — — — ——Non-GAAP Sales and Marketing Expense 28.7 34.3 37.0 38.4 37.3 41.5 46.9 49.2 52.4 46.5 46.1 — Free Cash Flow Cash provided by (used in) operating activities (10.4) (5.8) 1.9 8.4 5.5 (7.2) (2.2) (7.9) 18.3 (9.3) (2.4) 2.4 1.4 Less: Purchases of property and equipment (1.9) (2.7) (2.0) (2.2) (2.1) (2.5) (3.0) (3.6) (13.9) (6.6) (10.7) (4.3) (4.3) Less: Purchases of content library (0.8) (0.7) (0.8) (1.0) (0.9) (1.5) (1.4) (1.5) (1.7) (2.1) (1.8) (2.2) (2.2) Free Cash Flow (13.1) (9.2) (0.9) 5.2 2.5 (11.1) (6.6) (13.0) 2.7 (18.0) (14.9) (4.1) (5.1)

PLURALSIGHT